Exhibit 24(g)3

Southern Power Inc.
Bin 905
270 Peachtree Street NW
Atlanta, Georgia  30303

                                                         [Southern Company Logo]

April 25, 2005

Mr. Wayne Boston
241 Ralph McGill Blvd
Atlanta, GA  30308

Dear Mr. Boston:

         As an officer of Southern Power Company, I hereby make, constitute, and appoint you my true and lawful Attorney in my name, place, and stead, to sign and cause to be filed with the Securities and Exchange Commission (1) this Company's Quarterly Reports on Form 10-Q during 2005, and (2) any necessary or appropriate amendment or amendments to any such reports and to this Company's Annual Report on Form 10-K for the year ended December 31, 2004, each such report or amendments to such reports to be accompanied in each case by any necessary or appropriate exhibits or schedules thereto.

                                               Yours very truly,

                                            /s/Michael W. Southern
                                              Michael W. Southern